SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

 [ ] Preliminary Proxy Statement

 [x] Definitive Proxy Statement

 [ ] Definitive Additional Materials

 [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        EMISPHERE TECHNOLOGIES, INC.
              (Name of Registrant as Specified In Its Charter)

                        EMISPHERE TECHNOLOGIES, INC.
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

 [x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2)

 [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3)

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4)  Proposed aggregate value of transaction:

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:
                        EMISPHERE TECHNOLOGIES, INC.
                              15 Skyline Drive
                          Hawthorne, New York 10532


                                                              January 5, 1996



Dear Stockholder:

     The Company's Annual Meeting of Stockholders has been rescheduled so that we can include an additional proposal for your consideration.

     The meeting, previously scheduled for January 23, 1996, will now be held on Tuesday, February 6, 1996 at 10:00 a.m. local time at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown.

     At this meeting, you will be asked to consider and vote upon the election of directors of the Company, to approve and adopt the Company's 1995 Non-Qualified Stock Option Plan and to ratify the Board of Directors' selection of Coopers & Lybrand L.L.P. to serve as the Company's independent accountants for the fiscal year ending July 31, 1996.

     The Board of Directors appreciates and encourages stockholder participation in the Company's affairs and cordially invites you to attend the meeting in person. It is in any event important that your shares be represented and we ask that you sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

     Thank you for your cooperation.

                                   Very truly yours,





                                   MICHAEL M. GOLDBERG, M.D.
                                   Chairman of the Board of Directors




















                        EMISPHERE TECHNOLOGIES, INC.
                              15 Skyline Drive
                          Hawthorne, New York 10532

                      ________________________________

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      ________________________________

                                                          Hawthorne, New York
                                                              January 5, 1996


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EMISPHERE TECHNOLOGIES, INC. (the "Company"), a Delaware corporation, previously scheduled for January 23, 1996 has been rescheduled and will now be held at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York on Tuesday, February 6, 1996 at 10:00 a.m. local time, for the purposes of considering and voting upon the following matters, as more fully described in the attached Proxy Statement:

          1. To elect six directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified;

          2. To approve and adopt the 1995 Non-Qualified Stock Option Plan providing for the issuance of up to 1,800,000 shares of the Company's Common Stock thereunder

          3. To ratify the Board of Directors' selection of Coopers & Lybrand L.L.P. to serve as the Company's independent accountants for the fiscal year ending July 31, 1996; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only those stockholders of record at the close of business on December 12, 1995 will be entitled to receive notice of, and vote at, said meeting. A list of stockholders entitled to vote at the meeting is open to examination by any stockholder at the principal offices of the Company, 15 Skyline Drive, Hawthorne, New York 10532.

     All stockholders are cordially invited to attend the meeting in person. In any event, please mark your votes, then date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the meeting in person. Please note that the accompanying form of proxy must be returned to record your vote and that the white proxy card previously sent to you will be disregarded. The proxy is revocable by you at any time prior to its exercise. The prompt return of the proxy will be of assistance in preparing for the meeting and your cooperation in this respect will be appreciated.

                                   By order of the Board of Directors

                                   SAM J. MILSTEIN, PH.D.
                                   Secretary






                        EMISPHERE TECHNOLOGIES, INC.
                              15 Skyline Drive
                          Hawthorne, New York 10532

                      ________________________________

                               PROXY STATEMENT
                      ________________________________


     This Proxy Statement is furnished to holders of Common Stock, $.01 par value per share (the "Common Stock"), of Emisphere Technologies, Inc. (the "Company") in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of the Company, for use at the Annual Meeting of Stockholders to be held at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, on Tuesday, February 6, 1996, at 10:00 a.m. local time, and at any and all adjournments thereof. Stockholders may revoke the authority granted by their execution of proxies at any time prior to their use by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by attending the meeting and voting in person. Solicitation of proxies will be made chiefly through the mails, but additional solicitation may be made by telephone or telegram by the officers or regular employees of the Company. The Company may also enlist the aid of brokerage houses or the Company's transfer agent in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company. This proxy statement and accompanying form of proxy are being mailed to stockholders on or about January 5, 1996.

     Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. It is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote all proxies received by them FOR the election of the six nominees named herein, FOR the approval and adoption of the 1995 Non-Qualified Stock Option Plan and FOR ratification of the Board of Directors' selection of Coopers & Lybrand L.L.P. to serve as the Company's independent accountants for the fiscal year ending July 31, 1996.

     If a quorum is present at the meeting, those nominees receiving a plurality of the votes cast will be elected as directors. A majority of the votes cast (excluding abstentions and broker non-votes) will be required for the approval and adoption of the 1995 Non-Qualified Stock Option Plan and the ratification of the Board's selection of Coopers & Lybrand L.L.P. as the Company's independent accountants.


                             VOTING

     Only stockholders  of record  at the  close of  business on December 12,
1995 will be entitled to vote at the meeting or any and all adjournments thereof. As of December 12, 1995 the Company had outstanding 8,323,159 shares of Common Stock, the Company's only class of voting securities outstanding. Each stockholder of the Company will be entitled to one vote for each share of Common Stock registered in his or her name on the record date. A majority of all the outstanding shares of Common Stock constitutes a quorum and is required to be present in person or by proxy to conduct business at the meeting.



                                     -2-

               BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN
                         STOCKHOLDERS AND MANAGEMENT

     The following  table sets  forth certain information, as of November 28,
1995, except as noted, regarding the beneficial ownership of the Common Stock by (i)  each person  or group known to the Company to be the beneficial owner of more  than 5%  of the  outstanding Common  Stock, (ii)  each director  and nominee for  director of  the Company,  (iii) each  executive officer  of the
Company named  below and  (iv) all  directors and  executive officers  of the
Company as  a group.   Except  as otherwise  specified, the  named beneficial
owner has sole voting and investment power over the shares listed.
 Name and Address                          Amount and Nature of        Percent
 of Beneficial Owner<F1>                   Beneficial Ownership<F2>   of Class
 State of Wisconsin Investment Board       700,000                     8.4%
 121 East Wilson Street
 Madison, Wisconsin  53703
 Elan International Services Ltd           600,000                     7.2%
 102 St. James Court
 Flatts Smiths FL04
 Bermuda
 Invesco Funds Group, Inc.                 520,000                     6.2%
 7800 East Union Avenue
 Denver, Colorado  80237
 Michael M. Goldberg, M.D.                 783,996<F3>                 8.6%
 Sam J. Milstein, Ph.D.                    443,248                     5.1%
 Howard M. Pack                            143,383<F4>                 1.6%
 Jere E. Goyan, Ph.D.                       50,000                     <F5>
 Peter Barton Hutt, Esq.                    50,000                     <F5>
 Mark I. Greene, M.D., Ph.D.                17,000                     <F5>
 Robert A. Baughman, Jr., Pharm.D.,Ph.D.    89,925                     1.1%
 All directors and executive officers    1,571,438<F3><F4>            16.1%
 as a group

<F1> Unless otherwise  specified, the address of each beneficial owner is c/o the Company, 15 Skyline Drive, Hawthorne, New York 10532.
<F2> The number  of shares  set forth for each director and executive officer of the Company includes the following number of shares with respect to which such individual has the right, exercisable within 60 days, to acquire beneficial ownership upon exercise of options granted by the Company:
                                         Number of Shares
     Dr. Goldberg                          757,497
     Dr. Milstein                          437,757
     Mr. Pack                               50,000
     Dr. Goyan                              50,000
     Mr. Hutt                               50,000
     Dr. Greene                             17,000
     Dr. Baughman                           89,925
     All directors and executive         1,453,675
        officers as a group
<F3> Does not  include 130,000  shares with  respect to  which members of Dr.
  Goldberg's family have the right to acquire beneficial ownership upon exercise of options and with respect to which Dr. Goldberg disclaims beneficial ownership.
<F4> Does not include 439,040 shares beneficially owned by various members of
  Mr. Pack's family, with respect to which Mr. Pack disclaims beneficial ownership.
<F5> Less than 1%

                                     -3-
                     PROPOSAL I:  ELECTION OF DIRECTORS

     At the meeting, six directors (constituting the entire Board of Directors) are to be elected to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. The proxies given pursuant to this solicitation will be voted in favor of the six nominees listed below unless authority is withheld. Should a nominee become unavailable to serve for any reason, the proxies will be voted for an alternative nominee to be determined by the persons named in the proxy. The Board of Directors has no reason to believe that any nominee will be unavailable. Proxies cannot be voted for a greater number of persons than the number of nominees named. The election of directors requires a plurality vote of those shares voted at the meeting with respect to the election of directors.

Information Concerning Nominees

     The persons nominated as directors of the Company (all of whom are currently directors of the Company), their respective ages, the year in which each first became a director of the Company and their principal occupations or employment during the past five years are as follows:

                                 Year
                                First
                               Elected
      Name                Age  Director   Position with the Company

Michael M. Goldberg, M.D.  36    1990     Chairman of  the Board of Directors
                                          and Chief Executive Officer
Sam J. Milstein, Ph.D      46    1991     Director,     President,      Chief
                                          Scientific Officer and Secretary
Howard M. Pack             78    1985     Director
Jere E. Goyan, Ph.D.       66    1992     Director
Peter Barton Hutt, Esq.    61    1992     Director
Mark I. Greene, M.D., Ph.D.47    1995     Director

     Michael M. Goldberg, M.D. has served as Chairman of the Board of Directors since November 1991 and President and Chief Executive Officer and a director of the Company since August 1990. In addition, Dr. Goldberg served as President from August 1990 to October 1995. In February 1990, Dr.
Goldberg founded Montaur Capital Corporation, a health care investment banking firm. Prior thereto he was a vice president of The First Boston
Corporation, and was a founding member of the firm's healthcare banking group.

     Sam J. Milstein, Ph.D. has been with the Company since September 1990, as a director and Chief Scientific Officer since November 1991, as President since October 1995, as Secretary since December 1990 and as Co-Director of Science and Research and Development prior to November 1991. In addition, Dr. Milstein served as Executive Vice President from November 1990 to October 1995. Prior to September 1990, Dr. Milstein served as President of Mortar & Pestle Consulting, Inc., a consulting firm.

     Howard M. Pack has served as a director of the Company since its inception in April 1985 and served as Executive Vice President of Finance from the Company's inception until October 1988. For more than five years until November 1992, Mr. Pack served as Chairman of the Board for Seatrain Lines, Inc., a cargo company that filed a consent to an involuntary petition for reorganization under the Federal Bankruptcy Code in February 1981 and a plan of complete liquidation under Chapter 7 thereof in November 1992.

     Jere E. Goyan, Ph.D., is President, Chief Operating Officer, and a director of Alteon, Inc., a development stage pharmaceutical company, where he started as Senior Vice President Research and Development in January 1993. Prior thereto he was a Professor of Pharmacy and Pharmaceutical Chemistry and the Dean of the School of Pharmacy at the University of California, San
Francisco, and has served in various other academic, administrative and advisory positions, including that of Commissioner of the Food and Drug Administration. He currently serves as a director of Atrix Corporation, SciClone Pharmaceuticals and Boeringer Ingelheim.

     Peter Barton Hutt, Esq., has for more than the past five years been a partner at the law firm of Covington & Burling in Washington, D.C., where he specializes in the practice of food and drug law. He currently serves as a director of IDEC Pharmaceuticals, Inc., Cell Genesys, Inc., Interneuron Pharmaceuticals, Inc., Vivus Inc. and Sparta Pharmaceuticals, Inc.

     Mark I. Greene, M.D., Ph.D. has been Professor of Medicine, Department of Pathology, School of Medicine at the University of Pennsylvania for more than the past five years.

Meetings and Committees of the Board of Directors

     During the fiscal year ended July 31, 1995, the Board of Directors of the Company held three meetings. Each of the incumbent directors attended more than 75% of the aggregate number of meetings held by the Board and the Committees thereof on which he served.

     The Company has an Audit Committee and a Compensation Committee of the Board of Directors. Dr. Goyan and Messrs. Hutt and Pack serve on both committees. The Audit Committee consults with the Company's independent accountants, reviews the services provided by such independent accountants and oversees the internal accounting procedures of the Company. The Audit Committee held one meeting during the fiscal year ended July 31, 1995.

     The Compensation Committee makes recommendations to the Board of Directors regarding compensation of executive officers of the Company and administers the Company's stock option plans. The Compensation Committee held no meetings during the fiscal year ended July 31, 1995.

     The Company has no standing nominating committee and no committee performing a similar function.

Compensation of Directors

     Directors receive no cash compensation in their capacity as directors. Directors who are not employees of the Company receive, pursuant to the Company's Stock Option Plan for Outside Directors, (the "Directors Plan") (i) an initial option to purchase 20,000 shares of Common Stock on the date (the "Starting Date") of his or her initial election or appointment to the Board of Directors and (ii) a second option to purchase 50,000 shares of Common Stock on the first anniversary of his or her Starting Date. The exercise price per share for the options is the fair market value of the Common Stock on the Starting Date and the options are exercisable within ten years from the date of grant. The initial option becomes fully vested with respect to 6,666 shares on the first anniversary of the Starting Date and with respect to 6,667 shares on each of the next two anniversaries thereafter; the second option becomes fully vested with respect to 10,000 shares on each of the first five anniversaries of the Starting Date. In the event an optionholder ceases to serve as a director of the Company, fully vested options may be exercised within six months thereafter and all unvested options terminate immediately.

     Pursuant to the Directors Plan, Dr. Goyan and Messrs. Hutt and Pack were each granted (i) on April 29, 1992 an option to purchase 20,000 shares of Common Stock for $13.00 per share and (ii) on April 29, 1993 an option to purchase 50,000 shares of Common Stock for $13.00 per share. Pursuant to the Directors Plan, Dr. Greene was granted on October 23, 1995 an option to purchase 70,000 shares of Common Stock for $8.625 per share.

     The Board of Directors of the Company deems the election of the six nominees listed above as directors to be in the best interest of the Company and its stockholders and recommends a vote "FOR" their election.

                           EXECUTIVE COMPENSATION

     The following  table sets  forth  information  regarding  the  aggregate compensation paid  by the  Company for  the three fiscal years ended July 31,
1995 to  the Company's  Chief Executive  Officer and other executive officers whose total compensation exceeded $100,000 during the last fiscal year:
                         SUMMARY COMPENSATION TABLE
                                            Annual
                                    Fiscal  Compensa-  Stock           Other
 Name and Principal Position        Year    tion<F1>   Option Grants   <F2>
 Michael M. Goldberg                1995    $227,605    16,567 shares  $4,497
 Chairman of the Board, President   1994     237,500       -            4,122
 and Chief Executive Officer        1993     237,500   562,315 shares     -
 Sam J. Milstein                    1995    $202,187    10,792 shares  $3,850
 Executive Vice President, Chief    1994     192,500       -            3,850
 Scientific Officer and Secretary   1993     192,500   346,716 shares     -
 Robert A. Baughman, Jr.            1995    $165,641     8,131 shares  $3,175
 Senior Vice President, Director    1994     156,002    65,000 shares   2,910
 of Operations and Development      1993     124,940       -              -

<F1> Annual compensation  consists solely  of base  salary except  that  Drs.
  Milstein and Baughman were also paid $14,808 and $12,308, respectively, in lieu of earned vacations. As to each individual named, the aggregate amounts of all perquisites and other personal benefits, securities and property not included in the summary compensation table above or described below do not exceed the lesser of $50,000 or 10% of the annual compensation. During a portion of the 1995 fiscal year, the executive officers and certain other employees of the Company agreed to forgo a portion of cash compensation in return for an option to purchase a number of shares of the Common Stock determined by dividing the amount of cash compensation forgone by the fair market value of the Common Stock on the date of grant of the option.
<F2> Other compensation consists solely of matching contributions made by the
  Company under a defined contribution plan introduced during the 1994 fiscal year for substantially all employees.

     The following table sets forth certain information relating to stock option grants to the executive officers named above during the fiscal year ended July 31, 1995:
       STOCK OPTION GRANTS DURING THE FISCAL YEAR ENDED JULY 31, 1995

                      Number   Percent                           Potential
                        of     of Total                         Realizable
                      Shares    Option                       Value at Assumed
                      Under-    Shares                        Annual Rates of
                      lying    Granted   Exercise               Stock Price
                     Options    to Em-    Price     Expir-     Appreciation
Name                 Granted   ployees     per      ation     for Option Term
                       <F1>     <F2>      Share      Date       5%       10%
Michael M. Goldberg    5,080     1.9%     $1.43      5/1/95    $1,282   $1,282
                       1,900     0.1%      3.13      8/1/95     1,048    1,048
                       4,948     1.8%      1.50     11/1/95     1,310    1,310
                       2,639     0.1%      1.65     5/15/00     2,093    5,913
                       1,505     0.1%      2.89     6/15/00     2,089    5,901
                         495     -         4.40     7/15/00     1,047    2,490
Sam J. Milstein        1,539     0.1%     $3.13      8/1/95    $  849   $  849
                       5,491     2.0%      1.50     11/1/95     1,454    1,454
                       2,139     0.1%      1.50     5/15/05     2,017    5,113
                       1,222     -         2.63     6/15/05     2,017    5,112
                         401     -         4.00     7/15/05     1,245    3,156
Robert A. Baughman, Jr.1,673     0.1%     $3.13      8/1/95    $  923   $  923
                       3,333     1.2%      1.50     11/1/95       882      882
                       1,778     0.1       1.50     5/15/05     1,677    4,251
                       1,014     -         2.63     6/15/05     1,673    4,242
                         333     -         4.00     7/15/05       838    2,123

<F1> Options that  expired or  will expire in 1995 were all granted under the
  Company's Employee Stock Purchase Plan or Non-Qualified Employee Stock Purchase Plan at exercise prices equal to the lower of the fair market value on the date of grant or 85% of the fair market value on the date of exercise. Options expiring in 2000 and 2005 were all granted under the Company's 1991 Stock Option Plan at prices equal to the fair market value on the date of grant, except that options granted to Dr. Goldberg were all at prices equal to 110% of the fair market value on the date of grant.
<F2> The total option shares granted during the 1995 fiscal year to employees includes 134,023 shares subject to options under the Company's 1991 Stock Option Plan and 78,652 shares issued or issuable pursuant to options granted under the Company's Employee Stock Purchase Plan or Non-Qualified Employee Stock Purchase Plan.

     The following table sets forth information as to the unexercised options held by the executive officers named above as of July 31, 1995:
           AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

                    Exercises During         Number of           Value of
                     the Fiscal Year     Shares Underlying   Unexercised In-the
                     Number             Unexercised Options  Money Options <F1>
                    of Shares   Value      Exer-   Unexer-     Exer-   Unexer-
Name                Acquired  Realized    cisable  cisable    cisable  cisable
Michael M. Goldberg    5,080 $1,286<F2> 894,345<F3>    -      $54,736     -
Sam J. Milstein.         -      -       444,787        -       53,129     -
Robert A. Baughman, Jr.  -      -        74,931     46,200     39,012     -

<F1> Based on  a closing  price of  $6.875 on  July 31,  1995 on  the  NASDAQ
  National Market System.
<F2> Based on  a closing price of $1.69 on May 1, 1995, the date of exercise, on the NASDAQ National Market System.
<F3> Includes  130,000   shares  with  respect  to  which  Dr.  Goldberg  has
  transferred options to members of his family and with respect to which Dr. Goldberg disclaims beneficial interest.

Employment Agreements

     The Company has entered into employment agreements with Michael M. Goldberg, M.D. and Sam J. Milstein, Ph.D., expiring on July 31, 2000. Pursuant to the agreements, Dr. Goldberg is to serve as Chairman and Chief Executive Officer of the Company at an annual salary of $310,000 to increase at 6% per year, Dr. Milstein is to serve as President and Chief Scientific Officer at an annual salary of $250,000 to increase at 6% per year and both are to be nominated to serve as members of the Board of Directors. The agreements also provide for the grant of an option to purchase 750,000 shares of the Common Stock with respect to Dr. Goldberg and an option to purchase 550,000 shares with respect to Dr. Milstein. The options have an exercise price of $8.625 per share and they expire on October 5, 2005. The options become fully exercisable on August 1, 2005 except that they become earlier exercisable if the Company achieves certain milestones, with the rate in no event being greater than either 25% of the shares for each milestone achieved or 20% of the shares in any employment year. The Company milestones required for exercisability of the options are (i) execution of a collaboration agreement providing for the commercialization of a product utilizing the Company's drug delivery technology and the payment of a royalty to the Company, (ii) one or more financings by the Company that provide aggregate net proceeds of at least $15,000,000 and (iii) any subsequent such collaboration agreement or such financings. The options will be deemed to have been granted under the 1995 Non-Qualified Stock Option Plan if such Plan is approved by the Company's stockholders. See Proposal II.

     The agreements provide that, upon (i) termination by the Company either without cause or for any reason following a Change of Control (as defined in the agreements) or (ii) termination by Dr. Goldberg or Dr. Milstein, as the case may be, following an uncured breach or bankruptcy by the Company, the stock options will become fully vested and the Company will make severance payments equal to the greater of (i) the compensation payable under the agreements from the date of termination to July 31, 2000 or (ii) one year's compensation under the agreements.

Compensation Committee Report on Executive Compensation

     The Compensation Committee's policies applicable to the compensation of the Company's executive officers are based on the principle that total compensation should be set to attract and retain those executives critical to the overall success of the Company and should reward executives for their contributions to the enhancement of shareholder value. With respect to Michael M. Goldberg, Chairman and Chief Executive Officer, and Sam J. Milstein, President and Chief Scientific Officer, the Compensation Committee's policies are also based on the belief that the Company's current drug delivery technology is so different from what existed when they started with the Company that they should be viewed for purposes of compensation as equivalent to founders.

     The key elements of the executive compensation package are base salary, employee benefits applicable to all employees and long-term incentive compensation in the form of stock options. In general, the Compensation Committee has adopted the policy that compensation for executive officers should be competitive with that paid by leading technology companies for corresponding senior executives. The Compensation Committee also believes that it is important to have stock options constitute a substantial portion of executive compensation in order to help executives align their interests with those of the stockholders and to reflect the requirement on the part of the Company that executive decisions should look to the long-term success of the Company.

     In determining the compensation for each executive officer, the Compensation Committee generally considers (i) data from outside studies and proxy materials regarding compensation of executive officers at comparable companies, (ii) the input of other directors regarding individual performance of each executive officer and (iii) qualitative measures of Company performance such as progress in the development of the Company's technology, the engagement of corporate partners for the commercial development and marketing of products and the success of the Company in raising the funds necessary to conduct research and development. The Compensation Committee's consideration of such factors is subjective and informal.

     The compensation of Michael M. Goldberg, the Chief Executive Officer of the Company, for the 1995 fiscal year was as called for by his employment agreement with the Company entered into during the 1993 fiscal year and, except for a salary reduction in exchange for stock options implemented in May of 1995 and applicable to all executive officers, the Compensation Committee did not consider any amendments to the compensation thereunder. The Compensation Committee approved by majority vote the five-year employment agreement negotiated with Dr. Goldberg for the period ending July 31, 2000, concluding that Dr. Goldberg's leadership contributed significantly to the Company's achievements and progress in the past and that Dr. Goldberg will continue to make significant contributions to the Company's performance in the future.

                                 Howard M. Pack
                                 Jere E. Goyan
                                 Peter Barton Hutt

Comparative Stock Performance Graph

     The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return of (i) the NASDAQ Stock Market (U.S.) Index and (ii) the NASDAQ Pharmaceutical Index, assuming an investment of $100 on July 31, 1990 in each of the Company's Common Stock, the stocks comprising the NASDAQ Index and the stocks comprising the Pharmaceutical Index.

          Date           Emisphere    NASDAQ Market  NASDAQ Pharm.
          7/31/90              100            100            100
          7/31/91              102            118            185
          7/31/92              151            139            214
          7/31/93              119            169            171
          7/31/94               33            174            152
          7/31/95               55            243            214

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Based solely on a review of the reports and representations furnished to the Company during the last fiscal year, the Company believes that each of the persons required to file reports under Section 16(a) of the Exchange Act is in compliance with all applicable filing requirements.


 PROPOSAL II: APPROVAL OF THE COMPANY'S 1995 NON-QUALIFIED STOCK OPTION PLAN

     The Company's Board of Directors has determined that shares of the Common Stock should be made available for grants of stock options to the Company's officers and other key executive employees who will be responsible for the profitability and long-term future growth of the Company. Accordingly, the Board has unanimously approved, subject to stockholder approval, the Company's 1995 Non-Qualified Stock Option Plan (the "Plan") providing for the grant of options thereunder to purchase up to 1,800,000 shares of the Common Stock. If the Plan is approved by the stockholders, options with respect to 1,300,000 shares previously granted to Michael M. Goldberg and Sam J. Milstein, two of the Company's officers, will be deemed to have been granted under the Plan (See "Grant Information."). Stockholders are accordingly being asked to approve the grant of such options in connection with their approval of the Plan. If the Plan is not approved by the stockholders, such options will be deemed not to have been approved by the stockholders and the Company will consider alternative actions in order to meet its compensation obligations to such officers under those options. The Company will also have to reevaluate how it will provide incentives to the Company's existing and future officers and other key executive employees.


Summary of the Plan

     The following is a brief summary of the Plan.

     Purpose The purpose of the Plan is to foster the Company's ability to attract, retain and motivate those officers and other key executive employees who will be largely responsible for the profitability and long-term future growth of the Company.

     Eligible Employees   The  eligible participants  in  the  Plan  are  the
Company's officers and other key executive employees, as determined and designated from time to time by the Company's Compensation Committee in its sole discretion.

     Grants Under the Plan The Plan provides for the grant of options to purchase the Common Stock, such options not intending to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     Administration The Plan is administered by the Compensation Committee of the Board of Directors of the Company, each member of which is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act.

     Subject to the provisions of the Plan, the Compensation Committee has the authority and discretion to grant options under the Plan, to interpret the provisions of the Plan and option agreements made thereunder and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan.

     Maximum Shares to be Issued The maximum number of shares that may be issued pursuant to the grant of options under the Plan is 1,800,000 in the aggregate (subject to antidilution adjustments). To the extent permitted under Rule l6b-3, the shares subject to any stock option granted under the Plan that expires or terminates prior to exercise will thereafter be available for further option grants.

     Terms of Stock Option Grants The Compensation Committee specifies the terms and conditions of stock options granted under the Plan including without limitation the number of shares covered by each option, the exercise price, the option period and any vesting restrictions with respect to the exercise of the option. No option under the Plan may have an exercise price of less than the fair market value of the Common Stock on the date of grant or an option exercise period of more than ten years.

     Restrictions on  Transfer   Options under the Plan may not be transfered
by an optionee other than by will or by the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee.

     Federal Income Tax Consequences The grant of options under the Plan will have no federal income tax consequences to either the Company or the optionee. Upon exercise of options, the optionee is subject to federal income tax on the excess of the value of the stock over the exercise price and the Company is entitled to take a corresponding federal income tax deduction (subject to the limitation on deductibility of executive compensation).

     The foregoing is a general description of the federal income tax consequences relating to the grant and exercise of options under the Plan. It does not purport to cover the special rules under the Code, administrative and judicial interpretations, possible changes in the law or state and local income tax consequences.

     Amendment The Board of Directors of the Company may at any time amend or terminate the Plan, provided that no such amendment shall be made without the approval of the stockholders of the Company to the extent approval is required by applicable laws, rules or regulations and provided further that no amendment or termination may adversely affect the rights of an optionee with respect to an outstanding option.

Grant Information

     In connection with employment agreements the Company has entered into with Michael M. Goldberg, M.D. and Sam J. Milstein, Ph.D., the Company has granted Dr. Goldberg an option to purchase 750,000 shares of the Common Stock and has granted Dr. Milstein an option to purchase 550,000 shares of the Common Stock. The options both have exercise prices of $8.625 per share and they expire on October 5, 2005. They become fully exercisable on August 1, 2005 except that they become earlier exercisable if the Company achieves certain milestones, with the rate in no event being greater than either 25% of the shares for each milestone achieved or 20% of the shares in any employment year. The Company milestones required for exercisability of the options are (i) execution of a collaboration agreement providing for the commercialization of a product utilizing the Company's drug delivery technology and the payment of a royalty to the Company, (ii) one or more financings by the Company that provide aggregate net proceeds of at least $15,000,000 and (iii) any subsequent such collaboration agreement or such financings. If the Plan is approved by the stockholders, these options will be deemed to have been granted under the Plan.

     It is  not possible  to determine  the stock  option grants that will be
made pursuant  to the  Plan in  the future.    The  table  below  sets  forth
information regarding the option grants under the Plan to date, including the options granted to Dr. Goldberg and to Dr. Milstein.
                                                                 Number of
                                                    Dollar     Shares Under-
   Name and Position                              Value (1)    lying Options
Michael M. Goldberg.................                  -           750,000
 Chairman of the Board and Chief
 Executive Officer
Sam J. Milstein.....................                  -           550,000
 President, Chief Scientific Officer
 and Secretary
Robert A. Baughman, Jr..............                  -             -
 Senior Vice President, Director of
 Operations and Development
All current executive officers
 as a group.........................                  -         1,300,000
All current directors who are not
 executive officers as a group (2)..                  -             -
All employees, including all current
 officers who are not executive
 officers, as a group...............                  -             -
_______________
(1) Based upon the excess of the fair market value of the Common Stock on the date of grant over the exercise price.

(2) Directors of the Company who are not also either employees of or consultants to the Company are not eligible to participate in the Plan.

Voting

     The Plan must be approved by the affirmative vote of the holders of a majority of the shares of the Common Stock present, or represented, and entitled to vote at the meeting. Abstentions from voting on this proposal will have the effect of a "no" vote. Broker non-votes are not considered shares present, are not entitled to vote and therefore will not affect the outcome of the vote on this proposal.


     The Board of Directors of the Company deems the approval of the 1995 Non-Qualified Stock Option Plan to be in the best interest of the Company and its stockholders and recommends that holders of the Common Stock vote FOR Proposal II.

     PROPOSAL III:  RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Coopers & Lybrand L.L.P. to serve as independent accountants for the fiscal year ending July 31, 1996. Coopers & Lybrand L.L.P. has served as the Company's independent accountants since November 1991.

     A representative of Coopers & Lybrand L.L.P. is expected to be present at the meeting with the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions. Although it is not required to do so, the Board of Directors is submitting the selection of independent accountants for ratification at the meeting. If this selection is not ratified, the Board of Directors will reconsider its choice.

     A majority of the votes cast (excluding abstentions and broker non-votes) at the meeting in person or by proxy is necessary for ratification of the selection of Coopers & Lybrand L.L.P. as independent accountants of the Company.


     The Board of Directors of the Company deems the ratification of the selection of Coopers & Lybrand L.L.P. as independent accountants of the Company to be in the best interest of the Company and its stockholders and recommends that holders of the Common Stock vote FOR Proposal III.



                            STOCKHOLDER PROPOSALS

     All stockholder proposals which are intended to be presented at the Annual Meeting of Stockholders of the Company contemplated to be held in December 1996 must be received by the Company no later than July 31, 1996, for inclusion in the Board of Directors' proxy statement and form of proxy relating to the meeting.


                               OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.


                                   By order of the Board of Directors

                                   SAM J. MILSTEIN, PH.D.
                                   Secretary

Hawthorne, New York
January 5, 1996

                                                                   Appendix A
                        EMISPHERE TECHNOLOGIES, INC.

                    1995 NON-QUALIFIED STOCK OPTION PLAN


                              1,800,000 Shares



1.   Purpose

     The purpose of the 1995 Non-Qualified Stock Option Plan (the "Plan") of Emisphere Technologies, Inc. (the "Company") is to attract, compensate and retain well qualified officers and other key executive employees by providing them with an equity interest in the Company and a stake in its success.

2.   Shares Subject to the Plan

     The Company may issue a total of 1,800,000 shares of its Common Stock, par value $.01 per share (the "Common Stock"), pursuant to the Plan. Such shares may include shares that have been subject to unexercised options, whether terminated or expired by their terms, by cancellation or otherwise.

3.   Option Grants under the Plan

     Option grants under the Plan may be made to present and future officers and other key executive employees of the Company. Directors of the Company who are not also employees of the Company or a subsidiary shall not be eligible for an option grant under the Plan. Each option shall be to purchase a number of shares of the Common Stock pursuant to an option agreement setting forth the option exercise price, option termination date, vesting period and other terms and conditions as may be determined by the Committee (as defined below) at the time of the grant. In no event may any option be granted at an exercise price per share lower than the fair market value per share on the date of grant or with an option exercise period of more than ten years.

4.   Administration

     The Plan shall be administered by a committee (the "Committee") designated by the Board of Directors of the Company and consisting of two or more nonemployee directors. The Committee shall have the power and authority as may be necessary to carry out the provisions of the Plan, including the interpretation and construction of the Plan and the grants made under the Plan, the adoption of such rules and regulations as it may deem advisable and the termination of further grants under the Plan. The Committee shall also have the total discretion to determine the individuals to whom grants are to be made under the Plan, the form of each grant, the number of shares of the Common Stock subject thereto, the terms and conditions thereof and the form of agreement reflecting the terms and conditions of the grant. For purposes of option grants under the Plan, the fair market value of the Common Stock on the date of grant shall be (i) the closing price per share thereof on such date if traded on a national securities exchange or the National Market System of NASDAQ, (ii) the average of the bid and asked price thereof at the close of trading on such date if traded on the over-the-counter market or
(iii) as determined in good faith by the Committee if not so traded.

5.   Rights as a Stockholder

     Until such time as an option granted under the Plan has been exercised and the shares acquired thereby have been issued and delivered pursuant to such exercise, the optionee shall have no rights as a shareholder with respect to the shares subject to the option.

6.   Nontransferability

     Options granted under the Plan may not be assigned or transferred except by will or by the laws of descent and distribution and are exercisable during the lifetime of the optionee only by the optionee.

7.   Compliance with Securities Laws

     If any shares to be issued under the Plan have not been registered under any applicable securities laws, the Company's obligation to issue such shares shall be conditioned upon receipt of a representation in writing that the optionee is acquiring such shares for his or her own account and not with a view to the distribution thereof and the certificate representing such shares shall bear a legend in such form as the Company's counsel deems necessary or desirable. In no event shall the Company be obligated to issue any shares under the Plan if, in the opinion of the Company's counsel, such issuance would result in a violation of any applicable securities laws.

8.   Stock Adjustments

     (a) In the event of a stock dividend, stock split, recapitalization, merger in which the Company is the surviving corporation or other capital adjustment affecting the Common Stock, an appropriate adjustment shall be made, as determined by the Board of Directors of the Company, to the number of shares subject to the Plan and the number of shares and the exercise price per share with respect to any option outstanding under the Plan.

     (b) In the event of the complete liquidation of the Company or of a reorganization, consolidation or merger in which the Company is not the surviving corporation, any option outstanding under the Plan shall become fully and immediately exercisable unless either (i) the Board of Directors of the Company otherwise modifies such option or (ii) the surviving corporation issues or assumes a stock option providing for equitable adjustment of the terms and conditions of the option outstanding under the Plan.

9.   Effectiveness of the Plan

     The Plan was approved on January 5, 1996 by resolution of the Board of Directors of the Company and shall become effective upon the approval by the affirmative votes of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

10.  Amendment of the Plan

     The Board may at any time alter, amend, suspend or terminate the Plan in whole or in part, provided, however, that (i) no alteration, amendment, suspension or termination shall adversely affect the rights of an optionee with respect to any outstanding option granted under the Plan, (ii) the provisions of the Plan governing the terms of each option grant shall not be amended more than once every six months, other than to comport with changes in applicable law or the rules thereunder and (iii) any material amendment to the Plan shall become effective only upon approval of stockholders of the Company.




                                     A-2

                        EMISPHERE TECHNOLOGIES, INC.
                              15 Skyline Drive
                          Hawthorne, New York 10532

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Michael M. Goldberg, M.D. and Sam J. Milstein, Ph.D., and each of them, as Proxies each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Emsiphere Technologies, Inc. held of record by the undersigned on December 12, 1995 at the Annual Meeting of Stockholders to be held on February 6, 1996 or any adjournments or postponements thereof.

1.   ELECTION OF DIRECTORS
          Nominees:         STOCKHOLDERS MAY  WITHHOLD AUTHORITY  TO VOTE FOR
                            ANY  NOMINEE   BY  DRAWING   A  LINE  THROUGH  OR
  Michael M. Goldberg, M.D. OTHERWISE STRIKING  OUT THE NAME OF SUCH NOMINEE.
     Jere E. Goyan, Ph.D    ANY PROXY  EXECUTED IN  SUCH  MANNER  AS  NOT  TO
      Peter Barton Hutt     WITHHOLD AUTHORITY  TO VOTE  FOR THE  ELECTION OF
    Sam J. Milstein, Ph.D.  ANY  NOMINEE   SHALL  BE  DEEMED  TO  GRANT  SUCH
        Howard M. Pack      AUTHORITY.
 Mark I. Greene, M.D., Ph.D.
         GRANT  authority to  vote for the six nominees as a group
         WITHOLD authority to vote for the six nominees as a group

2. Approval and adoption of the Company's 1995 Non-Qualified Stock Option Plan providing for the issuance of up to 1,800,000 shares of the Common Stock
         FOR            AGAINST        ABSTAIN

3. Ratification of the Board of Directors' selection of Coopers & Lybrand L.L.P. to serve as the Company's independent accountants for the fiscal year ending July 31, 1996
         FOR            AGAINST        ABSTAIN

4. Authority to vote in their discretion on such other business as may properly come before the meeting
         FOR            AGAINST        ABSTAIN

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each of the proposals named above.
     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE
                               ENCLOSED ENVELOPE.

                                      Dated                      , 1996

                                                 (Signature)

                                         (Signature if held jointly)
                                Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corpo-ration, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.